Exhibit 5.1

[Kirkland & Ellis LLP Letterhead]

November 23, 2010

Vitamin Shoppe, Inc.

Vitamin Shoppe Industries Inc.

VS Direct, Inc.

2101 91st Street

North Bergen, NJ 07047

Re: Registration Statement on Form S-3 File No. 333-170293

Ladies and Gentlemen:

We have acted as counsel to each of Vitamin Shoppe, Inc., a Delaware corporation (“VSI”), Vitamin Shoppe Industries Inc., a New York corporation (“Industries “), VS Direct, Inc., a Delaware corporation (“VS”), (collectively, the “Registrants”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-170293) (the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) of securities (the “Securities”) consisting of (a) shares of VSI’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of VSI’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (c) unsecured debt securities, in one or more series, consisting of either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities,” together with the Senior Debt Securities, the “Debt Securities”), (d) guarantees by VS Direct and Industries of Debt Securities issued by VSI (the “Guarantees”), and (e) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrant Shares”), all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, each on the terms to be determined at the time of each offering.

Shares of Common Stock to be sold by the selling stockholders (the “Selling Stockholders”) to be identified in one or more Prospectus Supplements covering the resale of shares of Common Stock by the Selling Stockholders are referred to herein as and such shares being referred to as the “Secondary Shares”.

We have examined originals or certified copies of (a) a form of the Indenture for Senior Debt Securities to be issued by VSI filed as Exhibit 4.2 to the Registration Statement to be entered into by VSI, a trustee and any guarantors to be named therein, (b) a form of the Indenture for Subordinated Debt Securities to be issued by VSI filed as Exhibit 4.3 to the Registration Statement to be entered into by VSI, a trustee and any guarantors to be named therein, and (c) such corporate records of each of the Registrants and other certificates and documents of officials of each of the Registrants, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement. We have also assumed that at the time of execution, authentication, issuance and delivery of the Securities, each of the Indentures will be valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms, and each of the Warrant Agreements (as defined below) will be valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Registrants, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock to be issued and sold by VSI, when (i) VSI has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered, and (iii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of VSI, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock or (b) exercise of Securities constituting any Warrants that are exercisable for Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) VSI has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of VSI or duly authorized committee thereof has taken all necessary corporate action to designate and establish the terms of such Preferred

Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of VSI, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Preferred Stock or (b) exercise of Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities to be issued and sold by VSI, when (i) VSI has taken all necessary corporate action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of VSI, or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that is exchangeable for or convertible into Debt Securities or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of VSI and will be valid and binding obligations of VSI, enforceable against VSI in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to Securities constituting Guarantees, when (i) the applicable Registrant has taken all necessary action to authorize and approve the issuance of such Guarantees, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such

Guarantees have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Guarantee, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of the applicable Registrant, or supplemental indenture relating to such Guarantees and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration for the Guarantees or the Debt Securities to which the Guarantees relate provided for therein, such Guarantees will have been duly authorized by all necessary corporate action on the part of the applicable Registrant and will be valid and binding obligations of such Registrant, enforceable against such Registrant in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to Securities constituting Warrants, when (i) VSI has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (ii)) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the applicable Warrant Agreement (as defined below) and the applicable resolution of the Board of Directors of VSI relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of VSI and will be valid and binding obligations of VSI enforceable against VSI in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. The Secondary Shares have been validly issued, and are fully paid and non-assessable.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. This opinion speaks as of the original effective date of the Registration Statement and we undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances or otherwise after such date. We have assumed that the laws of the State of New York will govern the Indentures and the securities identified in the numbered paragraphs above.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and may only be relied on in connection therewith.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws, and the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters”. In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Kirkland & Ellis LLP